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                                  EXHIBIT 10.37

               AMENDMENT TO CABLE DESIGN TECHNOLOGIES CORPORATION
                    2001 LONG-TERM PERFORMANCE INCENTIVE PLAN

            The Cable Design Technologies Corporation 2001 Long-Term Performance Incentive Plan is amended as follows:

            1. The first sentence in Paragraph 4(b) is revised to read: "There may be issued under the Plan (as Restricted Stock, in payment of Performance Grants, pursuant to the exercise of Stock Options or Stock Appreciation Rights, or in payment of or pursuant to the exercise of such other Awards as the Committee, in its discretion, may determine) an aggregate of not more than 3,400,000 Common Shares (after the reverse stock split effective on July 15, 2004), subject to adjustment as provided in Paragraph 14.

            2. The second sentence of Paragraph 4(b) is revised to read: "In any one calendar year, the Committee shall not grant to any one participant options or SARs to purchase a number of shares of Common Stock, and shall not grant to any one participant Restricted Stock or Performance Grants, in excess of 400,000 shares."

            3. The first sentence of Paragraph 5(a) is revised to read: "The option price shall not be less than the fair market value of the Common Shares subject to such Option at the time the Option is granted, as determined by the Committee, and if an incentive stock option is granted to an employee who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or any parent or subsidiary (a "Ten Percent Employee"), such option price shall not be less than 110% of such fair market value at the time the Option is granted."

            4. The following sentence is added at the end of Paragraph 6(d):
      "The exercise price of a Common Share subject to a Stock Appreciation Right shall not be less than the fair market value of a Common Share on the grant date."

            5. The last sentence in Paragraph 11 is revised to read:
      "Notwithstanding any contrary provision, without approval of shareholders, the Committee may not reprice Options or permit holders of Awards to surrender outstanding Awards in exchange for the grant of new Awards under the Plan."

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